Exhibit 23.1

June 14, 2004

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of ChipMOS TECHNOLOGIES (Bermuda) LTD. of our report dated May 21, 2004 appearing in the Form F-3 for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moore Stephens

Moore Stephens

Certified Public Accountants

Hong Kong